As filed with the Securities and Exchange Commission on October 10, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500
Addison, Texas 75001
(972) 728-6300
(Address, including zip code, telephone number, including area code, of Registrant’s principal executive offices)

Affirmative Insurance Holdings, Inc.
Amended and Restated 2004 Stock Incentive Plan
(Full title of the plans)

Mark E. Pape
Executive Vice President and Chief Financial Officer
Affirmative Insurance Holdings, Inc.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
(972) 728-6300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Terry M. Schpok, P.C.
Alex Frutos
Akin, Gump, Strauss, Hauer & Feld, L.L.P.
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4675
(214) 969-2800

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.01 per share (“Common Stock”)	1,500,000	$14.74	$22,110,000	$2,366

(1)	These shares are issuable under the Affirmative Insurance Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan upon the exercise of options, the vesting of restricted awards or the exercise or vesting of certain other awards. The maximum aggregate number of shares of Common Stock that may be issued under the Amended and Restated 2004 Stock Incentive Plan is 3,000,000 shares, of which 1,500,000 shares were previously registered on the Registration Statement on Form S-8, File No. 333-119303, filed on September 27, 2004. Pursuant to Rule 416, this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2)	Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Stock to be registered hereunder has been calculated based on the average of the high and low sales prices of Affirmative Insurance Holdings, Inc.’s Common Stock on October 4, 2006, as quoted on The Nasdaq Global Select Market.

EXPLANATORY NOTE
     The purpose of this registration statement on Form S-8 (the “Registration Statement”) is to register 1,500,000 additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of Affirmative Insurance Holdings, Inc., a Delaware corporation (the “Registrant”), for offer and sale under the Registrant’s Amended and Restated 2004 Stock Incentive Plan, as amended by the First Amendment to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (as so amended, the “Amended and Restated 2004 Plan”), and to reflect the amendment and restatement of the Registrant’s 2004 Stock Incentive Plan (the “2004 Plan”). The maximum aggregate number of shares of Common Stock that may be issued under the Amended and Restated 2004 Plan is 3,000,000. The Registrant previously registered 2,303,169 shares (the “Registered Shares”) of its Common Stock on a Registration Statement on Form S-8, File No. 333-119303, filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2004 (the “Initial Registration Statement”). Of the Registered Shares, 1,500,000 relate to the Registrant’s 2004 Plan and 803,169 relate to the Registrant’s 1998 Omnibus Incentive Plan. The board of directors and the stockholders of the Registrant amended and restated the 2004 Plan, effective December 27, 2005, to, among other things, provide for the issuance thereunder of an additional 1,500,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference. The prospectus referred to in Part I of this Registration Statement is a combined prospectus for purposes of Rule 429 of the Securities Act of 1933, as amended, or the Securities Act, and relates to this Registration Statement and the Initial Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of this Registration Statement will be sent or given to the Registrant’s officers, employees, consultants and directors, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3, Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the SEC are incorporated herein by reference:
(1)	Annual Report on Form 10-K for the year ended December 31, 2005, as filed by the Registrant with the SEC on April 11, 2006;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, as filed by the Registrant with the SEC on May 10, 2006;

(3)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed by the Registrant with the SEC on August 9, 2006;

(4)	The following Current Reports on Form 8-K filed by the Registrant with the SEC since December 31, 2005, other than those furnished pursuant to Item 2.02 or Item 7.01:
(a)	Current Report on Form 8-K, as filed by the Registrant with the SEC on January 3, 2006;

(b)	Current Report on Form 8-K, as filed by the Registrant with the SEC on January 6, 2006;

(c)	Current Report on Form 8-K, as filed by the Registrant with the SEC on March 16, 2006;

(d)	Current Report on Form 8-K, as filed by the Registrant with the SEC on March 31, 2006;

(e)	Current Report on Form 8-K, as filed by the Registrant with the SEC on April 10, 2006;

(f)	Current Report on Form 8-K, as filed by the Registrant with the SEC on April 13, 2006;

(g)	Current Report on Form 8-K, as filed by the Registrant with the SEC on April 27, 2006;

(h)	Current Report on Form 8-K, as filed by the Registrant with the SEC on May 10, 2006;

(i)	Current Report on Form 8-K, as filed by the Registrant with the SEC on June 2, 2006;

(j)	Current Report on Form 8-K, as filed by the Registrant with the SEC on September 7, 2006;

(k)	Current Report on Form 8-K, as filed by the Registrant with the SEC on September 8, 2006;

(l)	Current Report on Form 8-K, as filed by the Registrant with the SEC on October 2, 2006;

(m)	Current Report on Form 8-K, as filed by the Registrant with the SEC on October 10, 2006; and
(4)	A description of the securities of the Registrant contained in the Registration Statement on Form 8-A, as filed by the Registrant with the SEC on June 14, 2004.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     See Index to Exhibits, attached hereto.
Item 9. Undertakings.
 (a) The Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, state of Texas on the 10th day of October, 2006.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:	/s/ Kevin R. Callahan

Kevin R. Callahan
Interim Chief Executive Officer and
Chairman of the Board of Directors
POWER OF ATTORNEY
     The undersigned directors and officers of the Registrant hereby constitute and appoint Kevin R. Callahan and David Snyder his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement filed herewith and any and all amendments (including post effective amendments) to said Registration Statement, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the listed capacities on October 10, 2006:

Name	Title
/s/ Kevin R. Callahan	Interim Chief Executive Officer and Chairman of the Board

Kevin R. Callahan	of Directors (principal executive officer)

/s/ Mark E. Pape	Executive Vice President and Chief Financial Officer

Mark E. Pape	(principal financial officer)

/s/ V. Van Vaughan	Senior Vice President, Chief Accounting Officer and

V. Van Vaughan	Treasurer (principal accounting officer)

/s/ Thomas C. Davis	Director

Thomas C. Davis

/s/ Nimrod T. Frazer	Director

Nimrod T. Frazer

/s/ Avshalom Y. Kalichstein	Director

Avshalom Y. Kalichstein

Director

Suzanne T. Porter

Director

David I. Schamis

/s/ Paul J. Zucconi	Director

Paul J. Zucconi

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on June 14, File No. 333-113793).

*5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

10.1	Affirmative Insurance Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, File No. 000-50795, filed with the SEC on January 3, 2006).

*10.2	First Amendment to the Amended and Restated 2004 Stock Incentive Plan.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1 filed herewith).

*24.1	Powers of Attorney (included on signature page thereto).

*	Filed herewith.